 Exhibit (a)(1)(E)
Offer to Purchase
All Outstanding Shares of Common Stock and the
Associated Preferred Stock Purchase Rights
of
MRV COMMUNICATIONS, INC.
at
$10.00 PER SHARE, NET IN CASH
Pursuant to the Offer to Purchase dated July 17, 2017
by
GOLDEN ACQUISITION CORPORATION
a wholly-owned subsidiary
of
ADVA NA HOLDINGS, INC.
a wholly-owned subsidiary
of
ADVA OPTICAL NETWORKING SE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, AT THE END OF THE DAY ON AUGUST 11, 2017, UNLESS THE OFFER IS EXTENDED.
July 17, 2017
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated July 17, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer by Golden Acquisition Corporation, a Delaware corporation (“Purchaser”), a subsidiary of ADVA NA Holdings, Inc., a Delaware corporation (“Parent”), which is a subsidiary of ADVA Optical Networking SE, a European public limited liability company incorporated in Germany and organized under the laws of Germany and the European Union and registered in the commercial register of the local court of Jena, Germany, under HRB 508155 (“Ultimate Parent”), to purchase all of the issued and outstanding shares of common stock, par value $0.0017 per share, including any associated rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share (together, the “Shares”), of MRV Communications, Inc., a Delaware corporation (the “Company”), at a purchase price of  $10.00 per Share, net to the seller in cash, without interest thereon and subject to any required tax withholding, upon the terms and subject to the conditions of the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”).
Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9.
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.
The offer price for the Offer is $10.00 per Share, net to you in cash, without interest thereon and subject to any required tax withholding.

2.
The Offer is being made for all issued and outstanding Shares.

3.
The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of July 2, 2017 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Parent and Purchaser. The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to certain conditions, Purchaser will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and becoming a direct subsidiary of Parent and an indirect subsidiary of Ultimate Parent.

4.
The board of directors of the Company has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of the Company’s stockholders; (ii) approved and declared advisable the Merger Agreement and approved the transactions contemplated thereby, including the Offer and the Merger, in accordance with the requirements of the General Corporation Law of the State of Delaware (the “DGCL”); (iii) resolved to recommend that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer; (iv) taken all actions necessary so that the restrictions on business combinations and stockholder vote requirement contained in Section 203 of the DGCL will not apply with respect to or as a result of the Offer, the Merger, the Merger Agreement, the Tender and Support Agreements (as defined in Section 11 of the Offer to Purchase) and the transactions contemplated thereby; and (v) elected that the Merger Agreement and the transactions contemplated thereby be expressly governed by Section 251(h) of the DGCL.

5.
The Offer and withdrawal rights will expire at 12:00 Midnight, Eastern Time, at the end of the day, August 11, 2017, unless the Offer is extended by Purchaser.

6.
The Offer is not subject to a financing or funding condition. The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to the conditions set forth in Section 15 of the Offer to Purchase (collectively, the “Offer Conditions”). Among the Offer Conditions is the Minimum Condition (as defined in the Offer to Purchase).

7.
If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase
All Outstanding Shares of Common Stock and the
Associated Preferred Stock Purchase Rights
of
MRV COMMUNICATIONS, INC.
at
$10.00 Per Share, Net in Cash
Pursuant to the Offer to Purchase dated July 17, 2017
by
GOLDEN ACQUISITION CORPORATION
a wholly-owned subsidiary
of
ADVA NA HOLDINGS, INC.
a wholly-owned subsidiary
of
ADVA OPTICAL NETWORKING SE
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 17, 2017, and the related Letter of Transmittal, in connection with the offer by Golden Acquisition Corporation, a Delaware corporation (“Purchaser”), a subsidiary ADVA NA Holdings, Inc., a Delaware corporation, which is a subsidiary of ADVA Optical Networking SE, a European public limited liability company incorporated in Germany and organized under the laws of Germany and the European Union and registered in the commercial register of the local court of Jena, Germany, under HRB 508155, to purchase all of the issued and outstanding shares of common stock, par value $0.0017 per share, including any associated rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share (together, the “Shares”), of MRV Communications, Inc., a Delaware corporation (the “Company”), at a purchase price of  $10.00 per Share, net to the seller in cash, without interest thereon and subject to any required tax withholding, upon the terms and subject to the conditions of the Offer to Purchase, dated July 17, 2017 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”).
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
Number of Shares to be Tendered:	SIGN HERE
Shares*	Signature(s)
Account No. Dated , 2017 Area Code and Phone Number Tax Identification Number or Social Security Number	Please Print name(s) and address(es) here
*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.